UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2022

ACELRX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

25821 Industrial Blvd., Suite 400
Hayward, CA 94545
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ACRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

On November 29, 2022, AcelRx Pharmaceuticals, Inc., a Delaware corporation (the “Company”), received notice from Patheon Pharmaceuticals Inc. (“Patheon”) that it intends to terminate the Manufacturing Services Agreement between the parties, effective December 12, 2012, as amended January 19, 2016 and August 4, 2017 (collectively, the “MSA”). See Item 1.01 of the Company’s Current Reports on Form 8-K filed with the SEC on January 25, 2013 and August 23, 2017, and Exhibits 10.20, 10.23 and 10.24 to the Company’s Annual Report on Form 10-K filed with the SEC on March 10, 2022, which are incorporated herein by reference, for a description and a copy of the MSA.

The term of the MSA automatically renews for successive two-year terms unless one of the parties gives 18 months’ notice that it does not intend to renew the MSA. Based on Patheon’s date of notice, the MSA will terminate on May 31, 2024 (the “Termination Date”). Patheon will continue to supply product under the MSA until the Termination Date. The Company expects to discuss a transition plan with Patheon in the near future.

The Company and Patheon also entered into an Amended and Restated Capital Expenditure and Equipment Agreement effective December 12, 2012, as amended July 26, 2013, and January 30, 2014 (collectively, the “Capital Agreement”) which, under Section 8(a) of the Capital Agreement, terminates upon termination of the MSA. See Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on January 25, 2013, and Exhibits 10.21 and 10.22 to the Company’s Annual Report on Form 10-K filed with the SEC on March 10, 2022, which are incorporated herein by reference, for a description and a copy of the Capital Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2022

ACELRX PHARMACEUTICALS, INC.

	By:	/s/ Raffi Asadorian
	Name:	Raffi Asadorian
	Title:	Chief Financial Officer